Exhibit 10.95

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, modified or supplemented from time to time, the “Agreement”), dated as of the      day of January, 2011, by and between EAGLEBANK (the “Lender”), and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company (the “Borrower”), recites and provides:

RECITALS:

Subject to the terms of this Agreement, Lender agrees to make a loan (the “Loan”) to Borrower, as more particularly described in Section 1.1 below, for the refinance of certain condominium units (the “Units”) and related undivided percentage interests in the common elements (the “Common Elements”) in the condominium known as The Eclipse on Center Park (the “Condominium”) located at 3600 and 3650 South Glebe Road, Arlington, Virginia and more particularly described in Exhibit A attached hereto (the “Property”). The proceeds of the loan will be used (i) to pay off a certain existing loan (the “Key Bank Loan’”) from Key Bank to the Borrower in the amount of up to but not in excess of $10,800,000.00 for principal, interest and other charges due thereon, (ii) an interest reserve to be established pursuant to the terms of this Agreement, and (iii) such Loan closing costs as the Lender may approve in an aggregate amount not to exceed $300,000.00. Any amounts required to pay off the Key Bank Loan in excess of $10,800,000.00, any amounts necessary to fund in full the interest reserve hereinafter set forth, and any Loan closing costs in excess of $300,000.00 shall be paid by Borrower from Borrower’s own funds at the Loan closing.

AGREEMENT

ACCORDINGLY, for and in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lender and Borrower agree as follows:

SECTION ONE

THE LOAN

1.1 Amount. The maximum principal amount of the Loan which may be outstanding at any one time shall not exceed the lesser of: (i) Eleven Million Eight Hundred Fifty Thousand and No/100 Dollars ($11,850,000.00) or (ii) fifty-five percent (55%) of the “as is” value of the Property pursuant to the Appraisal (hereinafter defined) and any appraisal(s) which may be engaged by Lender from time to time subsequent to the closing on the Loan, which appraisal(s) must be satisfactory to the Lender in its sole and absolute discretion (a “Future Appraisal”), or (iii) seventy percent (70%) of the “discounted cash flow value” of the Property pursuant to the Appraisal or any Future Appraisal determined in accordance with a formula satisfactory to the Lender in its sole and absolute discretion. The Loan will be evidenced by a Deed of Trust Note made by the Borrower payable to the order of the Lender (as the same may be further amended, renewed, restated, supplemented or substituted from time to time, the “Note”).

1.2 Guarantor. Christopher Clemente and Gregory Benson (the “Individual Guarantors”) and Comstock Homebuilding Companies, Inc. (the “Entity Guarantor”), jointly and severally (collectively, jointly and severally, the “Guarantor”) shall guaranty the payment and performance of Borrower’s obligations, covenants and agreements under the Loan, as evidenced by the Loan Documents (hereinafter defined), which guaranty shall be evidenced by one or more instruments of unlimited, unconditional, joint and several guaranty of payment and performance from each Guarantor for the benefit of Lender, in form and substance satisfactory to Lender (collectively, the “Guaranty”).

1.3 Term. The Note shall mature upon the earlier of: (i) thirty-six (36) months after the date of closing on the Loan or (ii) the occurrence of a Transfer (as defined in Section 5.15 hereof) (the “Maturity”). It is acknowledged and agreed that notwithstanding any provisions herein or in that certain Commitment Letter dated December 16, 2010 issued by Lender to the Borrower, the Borrower has not applied for, nor has the Lender made any commitment with respect to, any extension of such Maturity. Upon any application for an extension, any approval of an extension on any terms would be contingent upon the usual and customary underwriting procedures of EagleBank, including without limitation, the approval of the loan committee of EagleBank.

1.4 Interest Rate. Commencing on the closing of the Loan, the unpaid principal balance of the Note outstanding from time to time shall bear interest at the floating rate equal to two percent (2.0%) above the Prime Rate of interest published in the Money Rates section of The Wall Street Journal from time to time. The interest rate shall be adjusted as and when any change in the “Prime Rate” shall occur, which may be daily. If the Prime Rate becomes unavailable during the term of the Loan, Lender may designate a substantially equivalent alternative index after notice to Borrower. Interest shall be calculated using a 360-day year, based upon the actual number of days for which the calculation is being made. Notwithstanding the above, in no event shall the Note bear interest at a rate below the floor interest rate of seven percent (7%) per annum.

1.5 Fees. Borrower shall pay Lender a fee of one percent (1%) of the principal amount of the Loan. Borrower has paid $50,000.00 toward the loan fee prior to the closing of the Loan. Any unpaid balance of the loan fee shall be due and payable to Lender upon closing of the Loan.

1.6 Collateral. The Loan shall be secured by, among other things, the following:

(i)	A first lien deed of trust, security agreement and fixture filing (as the same may be further amended, restated, supplemented or substituted the “Deed of Trust”) on the Property;

(ii)	An Assignment of Leases and Rents (as the same may be further amended, restated, supplemented or substituted the “Leases Assignment”) on the Property;

(iii)	a Collateral Assignment of Interest Reserve Account made by the Borrower for the benefit of the Lender (as the same may be amended, restated, supplemented or substituted, the “Account Assignment”);

(iv)	an Assignment of Sales Contracts and Security Deposits made by the Borrower for the benefit of the Lender (as the same may be amended, restated, supplemented or substituted, the “Contracts Assignment”);

(v)	an Environmental Indemnity Agreement made by Borrower and Guarantor for the benefit of Lender (as the same may be amended, restated, supplemented or substituted, the “Environmental Indemnity”).

1.7 Loan-to-Value Ratio. At closing, the Property shall have a required “Loan to Value Ratio” of not greater than the lesser of the following values (“Required Value”): (i) fifty-five percent (55%) of the “as is” value of the Property pursuant to the Appraisal, or (ii) seventy percent (70%) of the “discounted cash flow value” of the Property pursuant to the Appraisal determined in accordance with a formula satisfactory to the Lender in its sole and absolute discretion (the ratio of the outstanding principal amount of the Loan to the Required Value determined as aforesaid, being the maximum Loan to Value Ratio and herein called the “MLTV”). If at closing the loan-to-value ratio of the Loan exceeds the MLTV, then the amount of the Loan to be advanced shall be reduced to an amount that meets the MLTV. If at any time following closing the loan-to-value ratio of the Loan to the Required Value shall exceed the MLTV, based on any Future Appraisal (to be engaged by Lender from time to time at the sole expense of Borrower), which appraisal(s) shall be satisfactory to Lender in all respects, in Lender’s sole, absolute and unreviewable discretion, the Borrower shall make a principal curtailment under the Loan, in such amount as required in order to meet the MLTV ratio, within thirty (30) days after written notice to Borrower. Lender agrees that it will not engage Future Appraisals more often than on an annual basis, unless required for regulatory reasons or following the occurrence of any Event of Default (as hereinafter defined in Section 6.1).

1.8 Interest Reserve; Interest Reserve Account.

(a)	From the proceeds of the Loan, the amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) shall not be disbursed but shall be reserved by the Lender for the payment of interest on the Loan (the “Interest Reserve”) until such reserve is exhausted. Notwithstanding the foregoing or any provision of any of the Loan Documents to the contrary, the Lender shall not be obligated to make any disbursements from the Interest Reserve if any Event of Default shall have occurred, and further, notwithstanding the foregoing or any provision of any of the Loan Documents to the contrary, nothing contained herein shall be deemed to release or in any way to relieve the Borrower from its obligation under the Note to pay interest as provided in the Note. Each disbursement from the Interest Reserve shall constitute a disbursement of principal of the Loan and shall be added to the then outstanding principal balance of the Loan.

(b)	As a condition of the Loan, the Borrower shall establish and maintain with the Lender a deposit account (the “Interest Reserve Account”). If the amount in the Interest Reserve Account together with any undisbursed amounts of the Interest Reserve is less than Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Threshold Reserve Amount”) at any time, then as a condition of the release of any Unit from the lien of the Deed of Trust, Borrower shall, in addition to payment of the Unit Release Payment (as defined in the Deed of Trust), deposit into the Interest Reserve Account an amount equal to ten percent (10%) of the Net Settlement Proceeds (as defined in the Deed of Trust) (the “Interest Reserve Deposit”). If there are insufficient Net Settlement Proceeds to meet the required Interest Reserve Deposit after payment of the Unit Release Payment, the Borrower shall pay any deficiency from its own funds for deposit in the Interest Reserve Account (any amounts paid from the Interest Reserve Account do not constitute a part of the Interest Reserve and shall not be added to the principal balance of the Loan). At or prior to closing on the Loan, Borrower shall execute and deliver to Lender the Account Assignment, pledging the Interest Reserve Account as collateral for the Loan. So long as no Event of Default has occurred and is continuing under the Loan, prior to advancing funds from the Interest Reserve, funds from the Interest Reserve Account will be used for the payment of interest on the Loan in accordance with the terms of the Loan Documents until such account is exhausted. However, notwithstanding any provision hereof to the contrary, Lender shall not be obligated to permit any withdrawals for interest payments from the Interest Reserve Account if any Event of Default shall have occurred and is continuing, and nothing contained herein shall be deemed to release or in any way relieve Borrower of its obligation under the Note to pay interest as therein provided. Furthermore, all or any part of the amount from time to time on deposit in the Interest Reserve Account may be appropriated and applied to the amounts outstanding under the Loan, at any time, in Lender’s sole discretion, upon any Event of Default.

(c)	If the Borrower makes a payment of interest at least two (2) business days prior to a Payment Date (as defined in the Note), no disbursement from the Interest Reserve will be made; otherwise, on the Payment Date, the Lender will cause interest to be paid first from the Interest Reserve Account until exhausted and next from the Interest Reserve.

(d)	The Borrower may, at its option, deposit additional funds in the Interest Reserve Account so as to meet the Threshold Reserve Amount and avoid the requirement for making an Interest Reserve Deposit as a condition to release of a Unit.

1.9 Deposit Relationship/Minimum Deposit Requirement. As a condition of the Loan, the Borrower shall maintain its primary operating account with the Lender throughout the term of the Loan. In addition, the Borrower, Guarantor and affiliates shall collectively maintain a minimum monthly average minimum aggregate “core” deposit balance with the Lender in an amount equal to at least One Million Dollars ($1,000,000.00) (the “Compensating Balance Requirement”), to be tested semi-annually for each previous two-quarter periods, with the first such test to be calculated for the two quarters ending June 30, 2011. Such balance will be calculated as including demand deposit and money market accounts of Borrower, Guarantor and affiliates but shall not include certificates of deposit owned by Borrower, Guarantor or affiliates. Upon any failure to comply with the foregoing Compensating Balance Requirement, the Lender shall be entitled to collect a fee in an amount equal to five percent (5%) of the variance between the amount of the Compensating Balance Requirement and the actual aggregate average compensating balance for such two-quarter period (the “Variance Fee”). Failure of Borrower to pay the Variance Fee within thirty (30) days after notice from the Lender shall, at the Lender’s option, constitute an Event of Default under the Loan Documents. The measurement of the foregoing deposit requirement shall not include any deposit existing at EagleBank prior to the Loan closing; provided, however, the measurement shall include the amount on deposit in the Interest Reserve Account.

1.10 Minimum Sales Requirement; Freddie/Frannie Eligibility.

(a)	As a condition of the Loan, the Borrower shall enter into and close under sales contracts on at least six (6) Units every six (6) months, with the first such six (6) month period ending on the date that is six (6) months after the closing of the Loan. Such sales contracts shall be acceptable to the Lender in all respects, provided that the Lender shall not unreasonably withhold its approval of any sales contract for a price of at least Four Hundred Four and No/100 Dollars ($404.00) per square foot. If more than six (6) Units are sold within any such six-month period, the excess shall carry forward to satisfy all or a portion of the foregoing sales requirement for any ensuing six-month period and continuing on a cumulative basis for until Maturity of the Loan. Failure of the Borrower to comply with the foregoing sales requirement shall, at the Lender’s option, constitute an Event of Default under the Loan Documents.

(b) In order for the financing of sales of the Units to be eligible for Freddie Mac and Frannie Mae financing, no more than thirty-two (32) of the Units may be sold to purchasers for investment purposes and who do not intend to occupy the Unit(s) being sold.

1.11 Stonehenge Subordination Agreement. It is understood and acknowledged that the Entity Guarantor has borrowed funds from Stonehenge Funding, an entity controlled by Individual Guarantor Christopher Clemente (the “Stonehenge Loan”). Individual Guarantor Christopher Clemente shall be entitled to receive payments under the Stonehenge Loan so long as there is no Event of Default and he maintains a minimum liquidity of Six Million Dollars ($6,000,000.00) as set forth in the Guaranty for Christopher Clemente. Individual Guarantor Gregory Benson shall be entitled to receive payments under the Stonehenge Loan so long as there is no Event of Default and he maintains a minimum liquidity of One Million Dollars ($1,000,000.00) as set forth in the Guaranty for Gregory Benson.

SECTION TWO

PAYMENTS, COMPUTATIONS, FEES, CHARGES AND PROTECTIVE ADVANCES

2.1 Payments. All payments due with respect to this Agreement or the Loan shall be made in immediately available funds to Lender at such place as designated by Lender from time to time. Lender is authorized, but shall be under no obligation, to charge any deposit account maintained by Borrower with Lender or any affiliate of Lender for any payments due to Lender with respect to this Agreement or the Loan. Payments shall be applied, at Lender’s sole discretion: (i) first, to payment of accrued and unpaid interest, if any; (ii) second, to payment of any principal then due, if any; (iii) third to late charges, if any; (iv) fourth, to reasonable attorney’s fees and costs of collection; and (v) fifth, to reduce the outstanding principal balance of the Note until such principal shall have been fully repaid. All payments hereunder shall be made without offset, demand, counterclaim, deduction, abatement, defense, or recoupment, each of which Borrower hereby waives.

2.2 Late Charges. If any payment due under the Note is not made within ten (10) days of its due date, Borrower shall pay to Lender upon demand (which may be in the form of the usual monthly billing or invoice) a late charge equal to five percent (5%) of the amount of such payment.

2.3 Default Rate. After an Event of Default (hereinafter defined), the interest which accrues on the Note shall be increased to the Default Rate (as defined in the Note).

2.4 Computations. Interest and fees on the Loan shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

2.5 Prepayment. The Borrower may prepay the Note in whole or in part without premium or penalty at any time upon ten (10) days’ prior written notice to Lender. Partial prepayments shall be applied to installments of principal in their inverse order of maturity. Amounts prepaid hereunder may not be reborrowed.

2.6 Indebtedness. As used in this Agreement, the term “Indebtedness” means all present and future indebtedness of Borrower to Lender arising out of or in connection with the Note or any of the other Loan Documents.

SECTION THREE

CONDITIONS

3.1 Conditions Precedent to Closing. In addition to any other conditions stated in this Agreement or the Commitment Letter, the following conditions must be satisfied prior to Lender closing on the Loan.

(a) Loan Documents. Receipt by Lender of appropriately completed and duly executed originals of this Agreement, the Note, the Guaranty, the Deed of Trust, the Leases Assignment, the Account Assignment, the Contracts Assignment, the Environmental Indemnity, and UCC-1 Financing Statements, all as Lender may require (collectively, together with and any other documents executed and delivered in connection with the Indebtedness, the “Loan Documents”);

(b) Organizational Documents. The Borrower shall supply: (i) a currently certified copy of its Articles of Organization and all amendments thereto; (ii) evidence satisfactory to Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party and (iv) certified copies of its Operating Agreement and all amendments thereto. The Articles of Organization and the Operating Agreement of the Borrower shall not be amended, changed or modified in any respect without prior written consent of the Lender. In addition, the Entity Guarantor shall supply: (i) a currently certified copy of its Articles of Incorporation and all amendments thereto; (ii) evidence satisfactory to Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary;

(iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party and a certificate of incumbency and (iv) certified copies of its By-Laws and all amendments thereto. The Articles of Incorporation and the Bylaws of the Entity Guarantor shall not be amended, changed or modified in any respect without prior written consent of the Lender; provided, however, that on the condition that the Lender is given thirty (30) days advance written notice, the Lender hereby consents to the Entity Guarantor’s change in corporate domicile from Delaware to Virginia and all amendments to its organizational documents as are reasonably required to effect such change in domicile subsequent to the closing of the Loan; provided further that UCC-1 financing statements shall be filed in the changed domicile at the cost and expense of the Borrower.

(c) Opinion. Receipt by Lender of the opinion(s) of the counsel for Borrower and the Guarantor, in form and content satisfactory to Lender, in its sole, but reasonable, discretion.

(d) Insurance. Receipt by Lender of certificate(s) of insurance to evidence a fully paid policy or policies of comprehensive public liability insurance naming Lender as an additional insured thereunder in an amount not less than Two Million Dollars and No Cents ($2,000,000.00) in the aggregate, with not less than One Million Dollars and No Cents ($1,000,000.00) per occurrence; in any event, the amount of all insurance shall be sufficient to prevent any co-insurance contribution on any loss, with each policy providing for a thirty (30) day prior written notice of cancellation, amendment or alteration; together with the insurance required pursuant to Section 2.3 of the Deed of Trust

(e) Operating Account. Borrower shall have established the primary operating account with the Lender.

(f) Interest Reserve Account. Borrower shall have established the Interest Reserve Account with the Lender.

(g) Financing Statements. The financing statements necessary to perfect Lender’s security interest in the personal property subject to the Deed of Trust, and in any other collateral requiring filing of a financing statement for perfection of a lien thereon, shall be duly filed in all appropriate offices and jurisdictions, all other financing statements covering any of such personal property shall be terminated or Lender shall be reasonably satisfied that such terminations are forthcoming, and filing and recording receipts evidencing such filings and terminations shall be delivered to Lender, all in form and substance satisfactory to Lender.

(h) Property Documents. Lender shall have received and approved, in its sole discretion, the following:

(1) Appraisals. An appraisal of the Property, prepared by an appraiser acceptable to Lender, in form and content acceptable to Lender, conforming to all regulatory and internal appraisal guidelines applicable to or established by Lender, in its sole, absolute, nonreviewable discretion, reflecting an “as is” value and a “discounted cash flow value” satisfactory to Lender (the “Appraisal”);

(2) Title Insurance. A commitment for title insurance (the “Title Commitment”) insuring the first priority lien of the Deed of Trust, containing no exceptions unacceptable to Lender, issued in the name of Lender by a title company acceptable to Lender and in an amount equal to the principal amount of the Note. Such Title Commitment and the title policy issued pursuant thereto (the “Title Policy”) shall reflect that all requirements for the issuance of the Title Policy have been satisfied, and shall contain such other endorsements or coverages as Lender may require;

(3) Condominium Documents. Copies of all condominium documents with respect to the Property, including without limitation the plats and plans, declaration and by-laws, condominium operating budget, and a completed mortgage lender condominium questionnaire, for the Lender’s review and approval;

(4) Environmental Audit. A Phase I environmental audit of the Property prepared by an environmental consulting firm acceptable to Lender, in its sole discretion, confirming that the Property is in compliance with all applicable environmental laws;

(5) Flood Hazard. Evidence that no part of the building(s) in which the Units are located is located in a special flood hazard area;

(6) Zoning. Receipt by Lender of a zoning endorsement to the Title Policy acceptable to the Lender or such other written evidence as is acceptable to the Lender that the Property is zoned consistent with the uses contemplated;

(7) Leases; Sales Agreements. Copies of all existing leases and sales agreements with respect to the Property, if any, together with such information regarding pre-qualification and deposit as may be in Borrower’s possession or control; and

(8) Management Agreements. Copies of any management agreement(s) with respect to the Property.

(i) No Default. No event shall have occurred and be continuing that constitutes an Event of Default (as defined below).

(j) Representations. All representations and warranties contained in this Agreement shall be true and correct in every material respect as of the date of closing.

(k) Satisfactory Documents. All documents delivered pursuant to this Agreement must be in form and substance satisfactory to Lender and its counsel, and all legal matters incident to this Agreement must be satisfactory to Lender’s counsel.

SECTION FOUR

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to extend credit to Borrower, Borrower and each Guarantor makes the following representations and warranties as to itself or himself as applicable:

4.1 Organization. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified as a foreign limited liability company and in good standing under the laws of each other jurisdiction in which such qualification is required. The Entity Guarantor represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

4.2 Execution and Delivery. The Borrower has the power, and has taken all the necessary actions, to execute and deliver and perform its obligations under the Loan Documents, and the Loan Documents, when executed and delivered, will be binding obligations of Borrower enforceable in accordance with their respective terms.

4.3 Power. Borrower has the power and authority to own its properties and to carry on its business as now being conducted.

4.4 Financial Statements. All financial statements and information delivered to Lender are correct and complete in all material respects, and present fairly the financial conditions, and reflect all known liabilities, contingent and otherwise, of Borrower and each Guarantor as of the dates of such statements and information, and since such dates no material adverse change in the assets, liabilities, financial condition, business or operations of Borrower or any Guarantor has occurred.

4.5 Taxes. All tax returns and reports of Borrower and each Guarantor required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon Borrower and each Guarantor and upon any of their respective properties, assets, income or franchises, that are due and payable have been paid.

4.6 Litigation. There is no action, suit or proceeding pending or, to the knowledge of Borrower or any Guarantor, threatened against or affecting Borrower or any Guarantor that, either in any case or in the aggregate, may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of Borrower or any Guarantor, or that may result in any material liability on the part of Borrower or any Guarantor that would materially and adversely affect the ability of Borrower or such Guarantor to perform its and/or their obligations under the Loan Documents, or that questions the validity of any of the Loan Documents or any action taken or to be taken in connection with the Loan Documents.

4.7 No Breach. The execution and delivery of the Loan Documents, and compliance with the provisions of the Loan Documents, will not conflict with or violate any provisions of law or conflict with, result in a breach of, or constitute a default under the organizational documents, any judgment, order or decree binding on Borrower, or any other agreements to which Borrower is a party.

4.8 No Defaults. To the best of Borrower’s knowledge, Borrower is not in default with respect to any debt, direct or indirect.

4.9 Compliance. Borrower is in compliance in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

4.10 Approvals. No authorizations, approvals or consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance of the Loan Documents by Borrower.

4.11 Title to Assets. Borrower has good and marketable title to all of its assets, subject only to the liens and security interests permitted by this Agreement.

4.12 Use of Proceeds. The proceeds of the Loan shall be used only for the purposes described in this Agreement. The proceeds of the Loan shall not be used to purchase or carry any margin stock, as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

SECTION FIVE

COVENANTS OF BORROWER AND GUARANTOR

In consideration of credit extended or to be extended by Lender, Borrower covenants and agrees as follows:

5.1 Financial Information. Borrower and Entity Guarantor shall each deliver to the Lender: (i) each year within ninety (90) days after the close of its fiscal year, financial statements prepared in accordance with standard accounting principles consistently applied, certified as true and correct by an officer of each such entity; (ii) each year within thirty (30) days after filing, a copy of each such entity’s federal income tax return or a copy of its notification to extend the time within which to file its federal income tax return and all schedules thereto, provided that in the event of such extension such entity shall provide Lender with a copy of the federal income tax return and all schedules thereto within thirty (30) days of the filing of same with the Internal Revenue Service and (iii) promptly upon Lender’s request, such financial and other information with respect to such entity and the Property as the Lender reasonably may require from time to time. In addition, the Borrower shall cause each Individual Guarantor to deliver to the Lender: (i) each year on or before December 31, current personal financial statements, prepared in substantially the same format and based on the same accounting principles as the financial statements delivered in connection with the Loan, certified as true and correct by Guarantor, together with evidence of liquidity, annual income, schedules of real estate investments and contingent debt, (ii) within thirty (30) days after the filing of same, a copy of Guarantor’s federal tax return and copies of all K-1s and schedules thereto, and (iii) promptly upon Lender’s request, such other financial information regarding any Guarantor as Lender may reasonably request from time to time. All financial statements shall be in such reasonable detail and shall be accompanied by such certificates of the Borrower or Guarantor, as applicable, as may be reasonably required by the Lender.

5.2 Taxes. All tax returns and reports of Borrower required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon Borrower and upon any of their respective properties, assets, income or franchises, that are due and payable have been paid.

5.3 Compliance with Laws. Borrower shall comply with all applicable laws and regulations, including, without limitation, ERISA.

5.4 Maintain Existence. Borrower shall maintain its existence in good standing, maintain and keep its properties in good condition (ordinary wear and tear, fire or other casualty excepted), maintain adequate insurance for all of its properties with financially sound and reputable insurers. Borrower shall remain in the same line of business as it is in on the date of this Agreement and shall not enter into any new lines of business without the prior written consent of Lender.

5.5 Notices. As soon as it has actual knowledge, Borrower shall notify Lender of the institution or threat of any material litigation or condemnation or administrative proceeding of any nature involving Borrower.

5.6 Books and Records. Borrower shall maintain complete and accurate books of account and records. The principal books of account and records shall be kept and maintained at 11465 Sunset Hills Road, 4th Floor, Reston, VA 20190. Borrower shall not remove such books of account and records without giving Lender at least thirty (30) days’ prior written notice. Borrower, upon reasonable notice from Lender, shall permit Lender, or any officer, employee or agent designated by Lender, to examine the books of account and records maintained by Borrower, and agree that Lender or such officer, employee or agent may audit and verify the books and records. Borrower shall reimburse Lender for any reasonable expenses incurred by Lender in connection with any audits. All accounting records and financial reports furnished to Lender by borrower and the Entity Guarantor pursuant to this Agreement shall be maintained and prepared in accordance with GAAP.

5.7 Liens. Borrower shall not create, incur, assume or permit to exist any mortgage, deed of trust, assignment, pledge, lien, security interest, charge or encumbrance, including, without limitation, the right of a vendor under a conditional sale contract or the lessor under a capitalized lease (collectively, the “Liens”) of any kind or nature in or upon any of the assets of Borrower, except:

(a) Liens created or deposits made that are incidental to the conduct of the business of Borrower, that are not incurred in connection with any borrowing or the obtaining of any credit and that do not and will not interfere with the use by Borrower of any of its assets in the normal course of its business or materially impair the value of such assets for the purpose of such business; and

(b) Liens securing the Indebtedness.

5.8 Debt. Without the prior written consent of Lender, Borrower shall not incur or permit to exist any debt for borrowed funds, the deferred purchase price of goods or services or capitalized lease obligations, except for (a) trade debt incurred in the ordinary course of business, and (b) the Indebtedness.

5.9 Contingent Liabilities. Without the prior written consent of Lender, Borrower shall not guarantee, endorse, become contingently liable upon or assume the obligation of any person, or permit any such contingent liability to exist, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

5.10 Sale of Assets. Without the prior written consent of Lender, Borrower shall not sell, lease, assign or otherwise dispose of any of its assets except for (a) sales in the ordinary course of business including sales of Units, (b) the disposition of assets that are no longer needed or useful in its business and (c) assets which have been removed and replaced.

5.11 Mergers and Acquisitions. Without the prior written consent of Lender, Borrower shall not merge or consolidate with, or acquire all or substantially all of the assets, stock, partnership interests or other ownership interests of, any other person.

5.12 Loan and Advances. Without the prior written consent of Lender, Borrower shall not make any loan or advance to any affiliate, director, member, manager, officer or employee of Borrower, or any other person, except for the creation of accounts receivable in the ordinary course of business on terms that are no less favorable than would apply in an arm’s-length transaction.

5.13 Subsidiaries and Joint Ventures. Without the prior written consent of Lender, Borrower shall not form any subsidiary, become a general or limited partner in any partnership or become a party to a joint venture. If Lender grants its consent to the formation or acquisition of a subsidiary Borrower, such entity shall cause each such subsidiary to perform and observe all of the covenants contained in this Agreement.

5.14 Affiliates. Without the prior written consent of Lender, Borrower shall not engage in business with any of its affiliates except in the ordinary course of business and on terms that are no less favorable to Borrower than would apply in an arm’s-length transaction.

5.15 Organization; Control and Management. Until such time as the Loan is fully repaid, there shall be no Transfer (hereinafter defined) of any interest in the Borrower, nor any change in the Control (hereinafter defined) or management of either Borrower or the Entity Guarantor, nor any Transfer of the Property except for sales of Units in accordance with the Loan Documents, without the Lender’s prior written consent. “Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest or other disposition, either directly or indirectly, by operation of law or otherwise. “Control” means the ownership, directly or indirectly, in the aggregate of fifty percent (50%) or more of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by” and “controlling” shall have the respective correlative meaning thereto.

5.16. Minimum Liquidity Covenants. Each of the Individual Guarantors shall maintain the minimum liquidity requirement applicable to him as set forth in the Guaranty for the Individual Guarantors.

SECTION SIX

DEFAULT AND REMEDIES

6.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Failure to Pay. If: (i) the Borrower shall fail to pay any monthly payment required under the Note (“Monthly Payments”) when due thereunder or (ii) the Borrower shall fail to pay any amount (other than the Monthly Payments) as and when due under any of the Loan Documents;

(b) Failure to Give Notices. If Borrower fails to give Lender any notice required by Section 5.5 of this Agreement within thirty (30) days after it has actual knowledge of the event giving rise to the obligation to give such notice;

(c) Failure to Permit Inspections. If Borrower refuses to permit Lender to inspect its books and records in accordance with the provision of Section 5.6, or failure to permit Lender to inspect the Property upon reasonable advance notice;

(d) Failure to Observe Covenants. If Borrower fails to perform or observe any term, covenant, warranty or agreement contained in this Agreement or in the other Loan Documents and such failure shall continue for a period of thirty (30) days after written notice of such failure has been given to Borrower by Lender; provided, however, if such default is not in the payment of any sum due to Lender hereunder, or was not the subject of an Event of Default for which notice was previously provided, and provided Borrower is diligently pursuing the cure of such default, then Borrower shall have an additional sixty (60) days within which to cure such default prior to Lender exercising any right or remedy available hereunder, at law or in equity;

(e) Defaults under Loan Documents. If an Event of Default shall occur under the Note or any other Loan Document and shall not be cured within any applicable grace period;

(f) Breach of Representation. Discovery that any representation or warranty made or deemed made by Borrower in this Agreement or in any other Loan Document, or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or other Loan Document or in connection with any borrowing under this Agreement by Borrower or Guarantor or any officer, agent, employee or director of Borrower or Guarantor, was materially untrue when made or deemed made;

(g) Voluntary Bankruptcy. If Borrower or any Guarantor makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any Guarantor or any substantial part of the property of Borrower or any Guarantor, or commences any proceeding relating to Borrower or any Guarantor under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed;

(h) Involuntary Bankruptcy. If, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against Borrower or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within sixty (60) days, after the appointment, without the consent or acquiescence of Borrower or any Guarantor, of any trustee, receiver or liquidator of any Borrower or all of any substantial part of the properties of Borrower or any Guarantor, the appointment shall not have been vacated;

(i) Cross Default. If, as a result of default, any present or future obligations of any Borrower or any Guarantor to Lender or any other creditor are declared to be due and payable prior to the expressed maturity of such obligations;

(j) Material Adverse Change. A material adverse change occurs in the financial or business condition of any Borrower or any Guarantor;

(k) Judgment. If a judgment, attachment, garnishment or other process is entered against Borrower and is not vacated or bonded within sixty (60) days after entry (or such shorter period of time as necessary in order to avoid attachment or foreclosure), or if a judgment, attachment, garnishment or other process is entered against any Guarantor that would materially affect such Guarantor’s ability to perform its obligations under the Loan Documents, and such judgment, attachment, garnishment or other process is not vacated or bonded within sixty (60) days after entry (or such shorter period of time as necessary in order to avoid attachment or foreclosure);

(l) Dissolution; death. The dissolution, liquidation or termination of existence of Borrower or the Entity Guarantor or the death of any Individual Guarantor unless a substitute guarantor, satisfactory to the Lender in its sole and absolute discretion, assumes all liability under the Guaranty and Environmental Indemnity and executes any documents which the Lender may reasonably require to implement such substitution, within sixty (60) days after such death or incapacity; or

(m) Change in Management/Control. A change in the management of or controlling interest in Borrower or the Entity Guarantor without prior written consent of the Lender.

6.2 Remedies. Upon the occurrence of an Event of Default (a) Lender, at its option, by written notice to Borrower, may declare all Indebtedness to Lender to be immediately due and payable, whether such Indebtedness was incurred prior to, contemporaneous with or subsequent to the date of this Agreement and whether represented in writing or otherwise, without presentment, demand, protest or further notice of any kind, and (b) Lender may exercise all rights and remedies available to it under the Loan Documents and applicable law. Borrower agrees to pay all costs and expenses incurred by Lender in enforcing any obligation under this Agreement or the other Loan Documents, including, without limitation, attorneys’ fees. No failure or delay by Lender in exercising any power or right will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other future exercise of such power or right, or the exercise of any other power or right.

6.3 Borrower to Pay Fees and Charges. Borrower shall pay all fees and charges incurred in the procuring, making and enforcement of the Loan, including without limitation, the reasonable fees and disbursements of Lender’s attorneys, charge for appraisals, the fee of Lender’s inspector, fees and expenses relating to examination of title, title insurance premiums, surveys, and mortgage recording, documentary, transfer or other similar taxes and revenue stamps, loan extension fees, if any, and Lender’s loan fees.

SECTION SEVEN

MISCELLANEOUS

7.1 Defined Terms. Each accounting term used in this Agreement, not otherwise defined, shall have the meaning given to it under GAAP applied on a consistent basis. The term “person” shall mean any individual partnership, corporation, trust, joint venture, unincorporated association, governmental subdivision or agency or any other entity of any nature. The term “subsidiary” means, with respect to any person, a corporation or other person of which shares of stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or person are at the time owned, or the management of which it otherwise controlled, directly or indirectly, through one or more intermediaries, by such person. The term “affiliate” means, with respect to any specified person, any other person that, directly or indirectly, controls or is controlled by, or is under common control with, such specified person. All meanings assigned to defined terms in this Agreement shall be applicable to the singular and plural forms of the terms defined.

7.2 Notices. All notices, requests, demands and other communication with respect hereto shall be in writing and shall be delivered by hand, prepaid by Federal Express (or a comparable overnight delivery service), sent by the United States first-class mail, certified, postage prepaid, return receipt requested, to the parties at their respective addresses set forth as follows:

If to the Lender, to:

EAGLEBANK

7815 Woodmont Avenue, 3rd Floor

Bethesda, Maryland 20814

Attn: Douglas Vigen, Senior Vice President

with a copy to:

Friedlander Misler, PLLC

1101 17th Street, NW, Suite 700

Washington, DC 20036-4704

Attn: David Astrove, Esq.

If to the Borrower, to:

Comstock Potomac Yard, L.C.

c/o Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 4th Floor

Reston, VA 20190

Attn: Christopher Clemente

with a copy to:

Comstock Potomac Yard, L.C.

c/o Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 4th Floor

Reston, VA 20190

Attn: Jubal Thompson, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the business day after the day on which it is delivered by hand, (c) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service), or (d) on the third (3rd) business day after the day on which it is deposited in the United States mail. Any party may change such party’s address by notifying the other parties of the new address in any manner permitted by this Section.

7.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Lender and Borrower and their respective successors, assigns, personal representatives, executors and administrators, provided that Borrower may not assign or transfer its rights under this Agreement.

7.4 Entire Agreement. Except for the other Loan Documents expressly referred to in this Agreement, this Agreement represents the entire agreement between Lender and Borrower, supersedes all prior commitments and may be modified only by an agreement in writing.

7.5 Survival. All agreements, covenants, representations and warranties made in this Agreement and all other provisions of this Agreement will survive the delivery of this Agreement and the other Loan Documents and the making of the advances under this Agreement and will remain in full force and effect until the obligations of Borrower under this Agreement and the other Loan Documents are fully discharged.

7.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without reference to conflict of laws principles.

7.7 Intentionally deleted.

7.8 Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

7.9 Participations. Lender shall have the right to sell all or any part of its rights under the Loan Documents, and Borrower authorizes Lender to disclose to any prospective participant in the Loan any and all financial and other information in Lender’s possession concerning Borrower or the Collateral.

7.10 Third Party Beneficiary. The parties do not intend the benefits of this Agreement or any other Loan Document to inure to any third party.

7.11 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY BASED ON, ARISING OUT OF OR UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

7.12 Waiver. The rights of Lender under this Agreement and the other Loan Documents shall be in addition to all other rights provided by law. No waiver of any provision of this Agreement, or any other Loan Document, shall be effective unless in writing, and no waiver shall extend beyond the particular purpose involved. No waiver in any one case shall require Lender to give any subsequent waivers.

7.13 Severability. If any provision of this Agreement or any other Loan Document is held to be void, invalid, illegal or unenforceable in any respect, such provision shall be fully severable and this Agreement or the applicable Loan Document shall be construed as if the void, invalid, illegal or unenforceable provision were not included in this Agreement or in such Loan Document.

7.14 No Setoffs. With respect to a monetary default claimed by Lender under the Loan Documents, no setoff, claim, counterclaim, reduction or diminution of any obligation or defense of any kind or nature that Borrower has or may have against Lender (other than the defenses of payment, Lender’s gross negligence or wilful misconduct) shall be available against Lender in any action, suit or proceeding brought by Lender to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by Borrower of any such rights or claims against Lender, but any recovery upon any such rights or claims shall be had from Lender separately, it being the intent of this Agreement and the other Loan Documents that Borrower shall be obligated to pay, absolutely and unconditionally, all amounts due under this Agreement and the other Loan Documents.

7.15 Counterparts. This Agreement may be executed for the convenience of the parties in several counterparts, which are in all respects similar and each of which is to be deemed to complete in and of itself, and any one of which may be introduced in evidence or used for any other purpose without the production of the other counterparts thereof.

7.16 Consent to Jurisdiction. The Borrower irrevocably submits to jurisdiction of any state or federal court sitting in the Commonwealth of Virginia or the State of Maryland over any suit, action, or proceeding arising out of or relating to this Loan Agreement, the Note or any other Loan Documents. The undersigned irrevocably waives, to the fullest extent permitted by law, any objection that the undersigned may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such court shall be conclusive and binding and may be enforced in any court in which the undersigned is subject to jurisdiction by a suit upon such judgment provided that service of process is effected as provided herein or as otherwise permitted by applicable laws.

7.17 Intentionally deleted.

7.18 Service of Process. The Borrower hereby consents to process being served in any suit, action or proceeding instituted in the State of Maryland in connection with the Loan by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address set forth in the notice section of this Agreement and (ii) serving a copy thereof upon the Borrower’s registered agent for service of process. The undersigned irrevocably agrees that such service shall be deemed to be service of process upon the undersigned in any such suit, action or proceeding. Nothing in this agreement shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this agreement will limit the right of the Lender otherwise to bring proceedings against the undersigned in the courts of any jurisdiction or jurisdictions.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed in their respective names by duly authorized representatives as of the day and year first above written. Each Guarantor joins herein to consent and agree to the terms, conditions, provisions and covenants of those sections of this Agreement that address a covenant or obligation of such Guarantor.

WITNESS:	BORROWER:

COMSTOCK POTOMAC YARD, L.C. , A Virginia limited liability company

	By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, Its Manager

By:
Print Name:			Print Name: Joseph M. Squeri
Print Title:			Print Title: Chief Financial Officer

[SEAL]

COMMONWEALTH OF VIRGINIA	)
) ss:
COUNTY OF	)

I,                                 , a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Joseph M. Squeri, personally appeared before me in said jurisdiction and acknowledged that he is the Chief Financial Officer of Comstock Homebuilding Companies, Inc., which is the Manager of Comstock Potomac Yard, L.C., a Virginia limited liability company, party to the foregoing instrument, and that the same is his act and deed and the act and deed of said Comstock Potomac Yard, L.C.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of January, 2011.

Notary Public
(SEAL)
My Commission expires:

Notary Registration No.

WITNESS:	ENTITY GUARANTOR:

COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation

By:
Print Name:	Print Name: Joseph M. Squeri
Print Title:	Print Title: Chief Financial Officer

[SEAL]

COMMONWEALTH OF VIRGINIA	)
) ss:
COUNTY OF	)

I,                                 , a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Joseph M. Squeri, personally appeared before me in said jurisdiction and acknowledged that he is the Chief Financial Officer of Comstock Homebuilding Companies, Inc., a Delaware corporation, party to the foregoing instrument, and that the same is his act and deed and the act and deed of said Comstock Homebuilding Companies, Inc.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of January, 2011.

Notary Public
(SEAL)
My Commission expires:

Notary Registration No.

INDIVIDUAL GUARANTORS:

Christopher Clemente

Gregory Benson

COMMONWEALTH OF VIRGINIA	)
) ss:
COUNTY OF	)

I,                                 , a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher Clemente and Gregory Benson personally appeared before me in said jurisdiction and each acknowledged that he executed the foregoing instrument as his own free act and deed.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of January, 2011.

Notary Public
(SEAL)

My Commission expires:

Notary Registration No.

WITNESS:	LENDER:

EAGLEBANK

By:
Print Name:	Douglas Vigen
Senior Vice President

[SEAL]

STATE OF	)
) ss:
COUNTY OF		)

I,                                 , a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that DOUGLAS VIGEN personally appeared before me in said jurisdiction and acknowledged that he is a Senior Vice President of EAGLEBANK; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed; that the seal affixed to said instrument is such corporate seal and that it was so affixed by order of the Board of Directors of said Bank; and that he signed his name thereon by like order.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of         , 2011.

Notary Public
(SEAL)
My Commission expires: